Exhibit 3.1

SECOND AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

BOOT BARN HOLDINGS, INC.

(a Delaware corporation)

The present name of the corporation is Boot Barn Holdings, Inc. (the “Corporation”).  The Corporation was incorporated under the name “WW Top Investment Corporation” by the filing of its original certificate of incorporation (the “Original Certificate of Incorporation”) with the Secretary of State of the State of Delaware on November 17, 2011.  The Original Certificate of Incorporation was amended and restated on December 7, 2011, and subsequently amended on June 10, 2014 (collectively, the “Amended Certificate of Incorporation”).  This Second Amended and Restated Certificate of Incorporation of the Corporation (the “Second Amended and Restated Certificate of Incorporation”), which amends and restates the provisions of the Amended Certificate of Incorporation, was duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware (the “DGCL”) and by the written consent of the stockholders in accordance with Section 228 of the General Corporation Law of the State of Delaware.  The Amended Certificate of Incorporation of the Corporation is hereby amended and restated to read in its entirety as follows:

ARTICLE I

The name of the Corporation is:  Boot Barn Holdings, Inc.

ARTICLE II

The address of the Corporation’s registered office in the State of Delaware is 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle, Delaware 19808.  The name of its registered agent at such address is Corporation Service Company.

ARTICLE III

The nature or purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

ARTICLE IV

4.1                               Authorized Shares.  The total number of shares of all classes of stock which the Corporation shall have authority to issue is 110,000,000 shares, consisting of:  100,000,000 shares of common stock, par value of $.0001 per share (“Common Stock”), and 10,000,000 shares of preferred stock, par value of $.0001 per share (“Preferred Stock”).  The number of authorized shares of the Common Stock or Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority in voting power of the stock of the Corporation entitled to vote thereon irrespective of the provisions of Section 242(b)(2) of the DGCL (or any successor provision thereto), and no vote of the holders of any of the Common Stock or Preferred Stock voting separately as a class shall be required therefor, unless a vote of any such holder is required pursuant to this Second Amended and Restated Certificate of Incorporation (including any Preferred Stock Designation (as defined below)).

4.2                               Stock Split.  Upon the filing and effectiveness (the “Effective Time”) pursuant to the DGCL of this Second Amended and Restated Certificate of Incorporation of the Corporation, each share of Common Stock either issued and outstanding or held by the Corporation in treasury stock immediately prior to the Effective Time shall, automatically and without any action on the part of the respective holders thereof, be subdivided into 25 shares of Common Stock (the “Stock Split”).  Each certificate that immediately prior to the Effective Time represented shares of Common Stock (an “Old Certificate”) shall thereafter represent that number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificate shall have been subdivided pursuant to the Stock Split.

4.3                               Preferred Stock.  The Board of Directors of the Corporation (the “Board”) is hereby expressly authorized, by resolution or resolutions, at any time and from time to time, to provide, out of the unissued shares of Preferred Stock, for one or more series of Preferred Stock and, with respect to each such series, by filing a certificate pursuant to the DGCL (a “Preferred Stock Designation”), to establish the rights, powers and preferences, and the qualifications, limitations or restrictions thereof, of each such series of Preferred Stock, including the following:

(a)                                 the number of shares of that series, which may subsequently be increased or decreased (but not below the number of shares of that series then outstanding) by resolution of the Board, and the distinctive serial designation thereof;

(b)                                 the voting powers, full or limited, if any, of the shares of that series and the number of votes, if any, per share;

(c)                                  the rights in respect of dividends on the shares of that series, whether dividends shall be cumulative and, if so, from which date or dates and the relative rights or priority, if any, of payment of dividends on shares of that series and any limitations, restrictions or conditions on the payment of dividends;

(d)                                 the relative amounts, if any, and the relative rights or priority, if any, of payment in respect of shares of that series, which the holders of the shares of that series shall be entitled to receive upon any liquidation, dissolution or winding up of the Corporation;

(e)                                  the terms and conditions (including the price or prices, which may vary under different conditions and a different redemption or purchase dates), if any, upon which all or any part of the shares of that series may be redeemed or purchased by the Corporation, and any limitations, restrictions or conditions on such redemption or purchase;

(f)                                   the terms, if any, of any purchase, retirement or sinking fund to be provided for the shares of that series;

(g)                                  the terms, if any, upon which all or any part of the shares of that series shall be convertible into or exchangeable for shares of any other class, classes or series, or other securities, whether or not issued by the Corporation; and

(h)                                 any other powers, preferences and relative, participating, optional or other rights and limitations, qualifications and restrictions not inconsistent with law, this Article IV or any resolution of the Board in accordance with this Article IV.

All shares of any one series of the Preferred Stock shall be alike in all respects.  Except to the extent otherwise expressly provided in the Preferred Stock Designation for a series of Preferred Stock, the holders of shares of such series shall have no voting rights except as may be required by the DGCL.  Except as may be provided by the Board in a Preferred Stock Designation or by applicable law, shares of any series of Preferred Stock that have been redeemed (whether through the operation of a sinking fund or otherwise) or purchased by the Corporation, or which, if convertible or exchangeable, have been converted into or exchanged for shares of stock of any other class or series shall have the status of authorized and unissued shares of Preferred Stock and may be reissued as a part of the series of which they were originally a part or may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board or as part of any other series of Preferred Stock.

4.4                               Common Stock.

(a)                                 Voting.  Holders of shares of Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders.  Notwithstanding the foregoing, except as otherwise required by law, holders of shares of Common Stock, as such, shall not be entitled to vote on any amendment to this Second Amended and Restated Certificate of Incorporation (including any Preferred Stock Designation) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Second Amended and Restated Certificate of Incorporation (including any Preferred Stock Designation) or pursuant to the DGCL.

(b)                                 Dividends.  Holders of shares of Common Stock are entitled to receive pro rata dividends when, as and if declared by the Board out of funds legally available therefor, subject to any statutory or contractual restrictions or preferences on the payment of dividends and to any restrictions on the payment of dividends imposed by any Preferred Stock Designation.

(c)                                  Liquidation.  Upon the dissolution or liquidation of the Corporation, after payment in full of all amounts required to be paid to creditors and to the holders of Preferred Stock pursuant to a Preferred Stock Designation, if any, the holders of shares of Common Stock are entitled to receive pro rata the Corporation’s remaining assets available for distribution.  A merger or consolidation of the Corporation shall not be deemed a liquidation, dissolution or winding up of the Corporation for purposes of this subsection.

(d)                                 Other Rights.  Holders of shares of Common Stock do not have preemptive, subscription, redemption or conversion rights.

(e)                                  Rights Subject to Preferred Stock.  The rights, preferences and powers of the holders of shares of Common Stock are subject to the rights, preferences and powers of the holders of any shares of any series of Preferred Stock set forth in a Preferred Stock Designation.

ARTICLE V

Any action required or permitted to be taken by the stockholders of the Corporation may be taken only at a duly called annual or special meeting of the stockholders unless such action is taken with regard to a matter that has been approved by the Board of Directors or requires the consent or approval only of one or more series of the Preferred Stock pursuant to a Preferred Stock Designation.  Special meetings of stockholders of the Corporation may be called at any time by or at the direction of the Board and may not be called by any other person or persons.  Business transacted at any special meeting of stockholders of the Corporation shall be limited to the purposes stated in the notice.

ARTICLE VI

To the fullest extent permitted by law, a director of the Corporation shall not be personally liable to the Corporation or to its stockholders for monetary damages for any breach of fiduciary duty as a director.  No amendment to, modification of or repeal of this Article VI shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.  If the DGCL is hereafter amended to authorize corporate action further limiting or eliminating personal liability of directors, then the liability of the Corporation’s directors shall be limited or eliminated to the fullest extent permitted by the DGCL.

ARTICLE VII

In furtherance and not in limitation of the powers conferred by statute, the Board is expressly authorized to adopt, amend, add to, change or repeal the Bylaws or adopt new Bylaws without any action on the part of the stockholders.

ARTICLE VIII

Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim for breach of a fiduciary duty owed by any director, officer, employee or agent of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL, the Second Amended and Restated Certificate of Incorporation or the Bylaws or (iv) any action asserting a claim governed by the internal affairs doctrine.  Any person or entity purchasing or otherwise acquiring or holding any interest in capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article VIII.

ARTICLE IX

9.1                               Acknowledgment.  In recognition and anticipation that: (i) the partners, principals, directors, officers, members, managers or employees of Freeman Spogli & Co.,

Incorporated, and FS Equity Partners VI, L.P. (collectively “Freeman Spogli”) and their respective affiliates may serve as directors or officers of the Corporation, (ii) Freeman Spogli and their respective affiliates may engage in the same or similar activities or related lines of business as those in which the Corporation, directly or indirectly, may engage or other business activities that overlap with or compete with those in which the Corporation or its subsidiaries, directly or indirectly, may engage, and (iii) the Corporation and its subsidiaries may engage in material business transactions with Freeman Spogli and their respective affiliates, the provisions of this Article IX are set forth to regulate and define the conduct of certain affairs of the Corporation with respect to certain classes or categories of business opportunities as they may involve Freeman Spogli and their respective affiliates and their respective directors, officers, members, managers or employees, and the powers, rights, duties and liabilities of the Corporation and its officers, directors and stockholders in connection therewith.

9.2                               Competition and Corporate Opportunities.  To the fullest extent permitted by law, Freeman Spogli and their respective affiliates shall not have any duty (fiduciary or otherwise) to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as the Corporation or its subsidiaries.  In the event that Freeman Spogli or their respective affiliates acquire knowledge of a potential transaction or matter which may be a corporate opportunity for Freeman Spogli and the Corporation or any of its subsidiaries, neither the Corporation, its subsidiaries nor the stockholders of the Corporation shall, to the fullest extent permitted by law, have any interest or expectancy in such corporate opportunity solely by reason of Freeman Spogli having acquired knowledge of it, and none of Freeman Spogli or any of their respective affiliates shall, to the fullest extent permitted by law, have any duty to communicate or offer such corporate opportunity to the Corporation, any of its subsidiaries or the stockholders of the Corporation and may pursue or acquire such corporate opportunity for itself or direct such corporate opportunity to another person or entity unless such corporate opportunity is expressly offered to such affiliate solely in his or her capacity as a director or officer of the Corporation.

9.3                               Allocation of Corporate Opportunities.  In the event that a director or officer of the Corporation who is also a partner, principal, director, officer, member, manager or employee of Freeman Spogli or any of their respective affiliates acquires knowledge of a potential transaction or matter which may be a corporate opportunity for the Corporation or any of its subsidiaries and Freeman Spogli or any of their respective affiliates, neither the Corporation, its subsidiaries or any stockholder of the Corporation shall, to the fullest extent permitted by law, have any expectancy or interest in such corporate opportunity unless such corporate opportunity is expressly offered to such person solely in his or her capacity as a director or officer of the Corporation.

9.4                               Certain Matters Deemed Not Corporate Opportunities.  In addition to and notwithstanding the foregoing provisions of this Article IX, a corporate opportunity shall not be deemed to belong to the Corporation if it is a business opportunity that the Corporation is not contractually permitted or legally or financially able to undertake, or that is, from its nature, not in the line of the Corporation’s business or that is one in which the Corporation has no interest or reasonable expectancy.

9.5                               Renouncement.  In connection with the foregoing, the Corporation renounces any interest or expectancy in, or being offered an opportunity to participate in, any business opportunities referred to in this Article IX unless such business opportunity is expressly offered to a person solely in his or her capacity as a director or officer of the Corporation.

ARTICLE X

10.1                        Amendment.  The Corporation shall have the right, subject to any express provisions or restrictions contained in this Second Amended and Restated Certificate of Incorporation or the Bylaws, from time to time, to amend, alter or repeal any provision of the Second Amended and Restated Certificate of Incorporation in any manner now or hereafter provided by law, and all rights and powers of any kind conferred upon a director or stockholder of the Corporation by this Second Amended and Restated Certificate of Incorporation or any amendment thereof are conferred subject to such right.

10.2                        Severability.  If any provision or provisions of this Second Amended and Restated Certificate of Incorporation shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever: (i) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Second Amended and Restated Certificate of Incorporation (including, without limitation, each portion of any paragraph of this Second Amended and Restated Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (ii) to the fullest extent possible, the provisions of this Second Amended and Restated Certificate of Incorporation (including, without limitation, each such portion of any paragraph of this Second Amended and Restated Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to permit the Corporation to protect its directors, officers, employees and agents from personal liability in respect of their good faith service to or for the benefit of the Corporation to the fullest extent permitted by law.

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IN WITNESS WHEREOF, the undersigned has executed this Second Amended and Restated Certificate of Incorporation as of [•], 2014.

BOOT BARN HOLDINGS, INC.

By:
Name:
Title:

[Signature Page to Second Amended and Restated Certificate of Incorporation]